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                                                                    Exhibit 10.1


                                      Bruce N. Huff
                                      Chief Financial Officer
                                      Far East Energy Corporation
                                      400 N. Sam Houston Parkway East, Suite 205
                                      Houston, Texas 77060

December 19, 2005

Mr. Steve M. Park
Vice President
ConocoPhillips China, Inc.
Oasis 3072
600 North Dairy Ashford
Houston, Texas 77079

Re: Qinnan PSC - Third Amendment to Farmout Agreement between ConocoPhillips China, Inc., and Far East Energy Corporation.

Dear Mr. Park:

         The purpose of this third amendment agreement ("Third Amendment") is to modify some of the terms and conditions of that certain Farmout Agreement for the Qinnan PSC between ConocoPhillips China Inc. ("CPCI"), formerly Phillips China, Inc., and Far East Energy Corporation ("FEEC"), dated and supplemented June 17, 2003, and amended December 15, 2003 and December 17, 2004 (the "Qinnan Farmout Agreement").

         The capitalized terms used in this Third Amendment that are not otherwise defined herein shall have the same meaning assigned to them in the Qinnan Farmout Agreement and the Qinnan PSC.

1. The term of this Third Amendment shall commence on the date first written above and shall terminate on the same date on which the Qinnan Farmout Agreement terminates.

2. FEEC has informed CPCI that it has obtained CUCBM's agreement to extend the term of the second phase of the exploration period under the Qinnan PSC until March 31, 2006. FEEC hereby undertakes to provide CPCI with written evidence of such extension.

3. Pursuant to the terms of the December 17, 2004 amendment of the Qinnan Farmout Agreement, the parties hereto entered into that certain Amended and Restated Escrow Agreement dated effective December 17, 2004 (the "Escrow Agreement") to guarantee FEEC's performance during the first and second phases of the exploration period.

4. As a consequence of FEEC's request and extension of the second phase of the exploration period under the Qinnan PSC, the termination date of the Escrow Agreement no longer coincides with the end of the second phase. The parties have agreed that the Qinnan Farmout Agreement and the Escrow Agreement shall be amended so that the escrow account established pursuant to the Escrow Agreement shall remain open until March 31, 2006.

5. Article 6.4 of the Qinnan Farmout Agreement shall be amended by rewriting the second sentence of paragraph (a) thereof as follows: "The escrow account for the first phase of the exploration period shall be for a total of $1,000,000, covering costs incurred under Articles 6.5 and 6.8 below, which shall be opened within thirty (30) days after the Approval date and shall remain open until January 31, 2005, unless FEEC extends into the second phase of the exploration period of the PSC, in which case the escrow account shall remain open until March 31, 2006."

6. This Third Amendment constitutes an amendment to the Qinnan Farmout Agreement. Neither Party may make any press releases or other public disclosures of the existence or the contents of this amendment agreement without the


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prior written consent of the other Party, except that either Party may disclose limited amounts of information as required by applicable laws and regulations and as may be required by financial institutions and stock exchanges.

7. This Third Amendment shall be construed and interpreted in accordance with the laws of the State of Texas, U.S.A., except those laws that would apply the laws of another jurisdiction. Any dispute between the Parties arising out of or relating to this Third Amendment, which cannot be settled amicably by the Parties, shall be submitted to arbitration in accordance with the provisions of
Article 12 of the Qinnan Farmout Agreement.

8. This Third Amendment shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

9. Except as otherwise provided in this Third Amendment, the Qinnan Farmout Agreement shall remain unaltered and in full force and effect.


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         If the foregoing accurately reflects your understanding of this Third
Amendment, please indicate your acceptance by signing and dating this letter agreement in the space provided below and return one executed copy to FEEC.

Sincerely yours,

FAR EAST ENERGY CORPORATION

By: /s/  Bruce N. Huff
    -----------------------------------
    Bruce N. Huff
    Chief Financial Officer

AGREED TO AND ACCEPTED
this 19th day of December, 2005

PHILLIPS CHINA INC.

By: /s/ Steve M. Park
    -----------------------------------
    Steve M. Park
    Vice President


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